UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 13, 2008

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101, San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                On October 13, 2008, PepperBall Technologies, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Nasdaq Staff has determined that the September 19, 2008 merger between PepperBall Technologies, Inc., then known as Security With Advanced Technology, Inc., and the former PepperBall Technologies, Inc., a privately-held Delaware corporation (“PepperBall”), constituted a business combination that resulted in a “Change of Control” pursuant to Nasdaq Marketplace Rule 4340(a) (the “Rule”). Under the Rule, in order to remain listed on Nasdaq, the Company was required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process, including the payment of all applicable fees, before consummation of the merger. The Company does not currently, and did not at the time of the closing of the merger, satisfy all of Nasdaq’s initial listing criteria, nor did the Company file an initial listing application with Nasdaq. As a result, Nasdaq has determined that this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market in addition to the “Minimum Bid Price Rule” notice that the Company disclosed in its Current Report on Form 8-K filed on September 26, 2008.

        The Company has submitted information to Nasdaq in support of its position that that the merger was not a “Change of Control” under the Rule. Nasdaq has added this matter to the upcoming hearing agenda for the Minimum Bid Price Rule.

        If the appeal process is not successful, the Company’s common stock will be delisted. If the Company’s stock is delisted, the Company expects that its common stock will become eligible for quotation on the OTC Bulletin Board and/or the “Pink Sheets” following the approval by the Financial Industry Regulatory Authority of an application by one or more market makers to continue quoting the Company’s common stock.

Item 8.01   Other Events.

                The Company issued a press release on October 17, 2008 in connection with the Nasdaq notification described under Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward- Looking Statements

                Statements in this Current Report on Form 8-K regarding the Company’s continued listing on the Nasdaq Capital Market are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company as of the date hereof, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual events could differ materially from the Company’s current expectations. Factors that may cause the Company’s current expectations to change include but are not limited to: risks that Nasdaq will deny the Company’s appeal, risks that the Company’s common stock will be delisted from Nasdaq and risks that the Company’s common stock will not be approved for quotation on the OTC Bulletin Board or the “Pink Sheets” if the Company’s common stock is delisted from Nasdaq.

Item 9.01   Exhibits.

Exhibit No.	Description

99.1	Press release dated October 17, 2008

Date: October 17, 2008	PepperBall Technologies, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer